AMENDMENT TO INVESTOR SERVICES AGREEMENT

The Investor Services Agreement dated June 1, 2009 between Allianz Life Insurance Company of North America and Pacific Investment Management Company is hereby amended by deleting the existing Schedule A, and inserting in lieu thereof the following:

SCHEDULE A
(revised effective April 30, 2012)

Portfolio                                                                                                                   Rate

1.   PIMCO VIT All Asset Portfolio                                                                      25 bps
2.   PIMCO VIT CommodityRealReturn® Strategy Portfolio                             30 bps
3.   PIMCO VIT Emerging Markets Bond Portfolio                                            30 bps
4.   PIMCO VIT Global Advantage Strategy Bond Portfolio                            30 bps
5.   PIMCO VIT Global Bond Portfolio (Unhedged)                                           30 bps
6.   PIMCO VIT Global Multi-Asset Portfolio                                                     35 bps
7.   PIMCO VIT High Yield Portfolio                                                                     30 bps
8.   PIMCO VIT Real Return Portfolio                                                                   20 bps
9.   PIMCO VIT Total Return Portfolio                                                                 20 bps
10. PIMCO VIT Unconstrained Bond Portfolio                                                   30 bps
11. PIMCO VIT Global Multi-Asset Managed Volatility Portfolio                   35 bps

IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this amendment to the investor services agreement, as of April 30, 2012.

Allianz Life Insurance Company of North America

By:   /s/ Brian Muench
      _________________________________
Name:  Brian J. Muench
Title:    Vice President, Investments

Pacific Investment Management Company LLC

By:    /s/ Jonathan D. Short
     ________________________________
Name:  Jonathan D. Short
Title:  Head of U.S. Global Wealth Management